Exhibit 99.1

NEWS RELEASE

May 19, 2014

Cascade Bancorp Completes Acquisition of Home Federal Bancorp, Inc.

Contact:	Terry L. Zink, CEO 541-617-3527
Gregory D. Newton, EVP, CFO 541-617-3526

Bend, Ore. – May 19, 2014/PRNewswire/ - Cascade Bancorp (NASDAQ: CACB) (“Cascade”), the holding company for Bank of the Cascades (“Bank”), today announced that on May 16, 2014 it completed its previously announced acquisition of Home Federal Bancorp, Inc. (NASDAQ: HOME) (“Home”). The combined company is expected to have assets in excess of $2.3 billion and deposits of $2.0 billion with forty branches serving the Oregon and Boise, Idaho markets.

Terry Zink, President and Chief Executive Officer of Cascade, commented, “I am very excited to welcome the customers and employees of Home Federal to Cascade. This acquisition expands our operational footprint in the Pacific Northwest while also providing revenue and cost synergies to the Bank. We look forward to delivering an expanded line of products and services to meet the financial needs of our local business and personal banking customers as we strive to be the premier community bank in the Pacific Northwest.”

Under the terms of the merger agreement, former shareholders of Home Federal Bancorp will receive a fixed exchange ratio of 1.6772 shares of Cascade common stock and $8.43 in cash for each share of Home Federal Bancorp common stock, without interest and less withholding for taxes (and cash in lieu of fractional shares).

Cascade was advised in this transaction by Macquarie Capital, as financial advisor, and Hunton & Williams LLP, as legal counsel. Home was advised by Keefe, Bruyette & Woods, as financial advisor, and Vorys, Sater, Seymour and Pease LLP, as legal counsel.

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 28 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the following factors: local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s Securities and Exchange Commission (“SEC”) reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation (including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition. Such forward-looking statements also include, but are not limited to, statements about the benefits of the business combination transaction involving Cascade Bancorp and Home Federal Bancorp, Inc., including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the risk that the businesses will not be integrated successfully; (ii) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (iii) disruption from the transaction making it more difficult to maintain relationships with customers, employees or vendors; (iv) the diversion of management time on post-merger and integration-related issues; (v) general worldwide economic conditions and related uncertainties; (vi) liquidity risk affecting Cascade’s ability to meet its obligations when they come due; (vii) excessive loan losses; (viii) the effect of changes in governmental regulations; and (ix) other factors we discuss or refer to in the “Risk Factors” section of Cascade’s most recent Annual Report on Form 10-K filed with the SEC on March 31, 2014. These risks as well as other additional risks and uncertainties are identified and discussed in Cascade’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.